UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 31, 2003
                Date of Report (Date of earliest event reported)

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                   000-24956                    75-1872487
(State or Other Jurisdiction    (Commission File                (IRS Employer
     of Incorporation)              Number)                  Identification No.)

                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)
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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number         Description of Document

2.1 Stock Purchase Agreement, dated July 31, 2003, by and between Associated Materials Incorporated and Gentek Holdings Inc.

The following exhibit is furnished as part of this Report to the extent described in Item 9.

99.1           Press Release, dated July 31, 2003.

Item 9.  REGULATION FD DISCLOSURE

     On July 31, 2003, Associated Materials Incorporated ("AMI") issued a press release announcing that AMI had entered into a definitive agreement (the "Stock Purchase Agreement") to acquire all of the issued and outstanding shares of capital stock of Gentek Holdings Inc. ("Gentek Holdings") and to repay all indebtedness of Gentek Holdings and its subsidiaries for an aggregate purchase price of approximately $118 million in cash, which includes an estimated working capital adjustment. The purchase price is subject to certain adjustments as well as customary transaction fees. The Stock Purchase Agreement is attached as
Exhibit 2.1 and the text of the press release is attached as Exhibit 99.1. This
Exhibit 99.1 is not filed but is furnished pursuant to Regulation FD.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ASSOCIATED MATERIALS INCORPORATED

DATE:  July 31, 2003                      By: /s/ D. Keith LaVanway
                                             --------------------------------
                                             D. Keith LaVanway
                                             Vice President, Chief Financial
                                             Officer, Treasurer and Secretary